Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of Globix Corporation of our report dated December 1, 2004, appearing in the Annual Report on Form 10-K/A of Globix Corporation for the year ended September 30, 2004, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Amper, Politziner & Mattia P.C.
Edison, New Jersey
July 5, 2005